Exhibit 99.3

Helbiz Merger with GreenVision Acquisition Corp.

Investor Conference Call Prepared Remarks

February 9, 2021 - 9AM

Operator

Hello everyone, and welcome to this conference call to discuss the just-announced merger of GreenVision Acquisition Corp. and Helbiz Inc.

Hosting today’s call are Salvatore Palella, Founder and Chief Executive Officer of Helbiz Inc.; Giulio Profumo, Chief Financial Officer of Helbiz; and David Fu, Chairman and Chief Executive Officer of GreenVision Acquisition Corp.

I would like to first remind everyone that this call may contain forward-looking statements including, but not limited to, Helbiz and GreenVision’s expectations or predictions of financial and business performance and conditions, competitive and industry outlook and the timing and completion of the transaction. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions, and they are not guarantees of performance. I encourage you to read the press release issued today, the accompanying presentation and GreenVision’s filings with the SEC for a discussion of the risks that can affect the business combination, Helbiz’s business, and the business of the combined company after completion of the proposed business combination.

GreenVision and Helbiz are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

I will now turn the call over to David Fu. Please go ahead.

David Fu– Chairman and CEO of GreenVision Acquisition Corp.

Good morning everyone, and thank you for joining us today.

First, on behalf of GreenVision, we are really excited about the coming merger to partner with the Helbiz team to realize this important milestone. GreenVision is a SPAC listed on the Nasdaq. Helbiz provides easy, inexpensive and eco-friendly transportation solutions for urban areas in the U.S. and Europe.

Over the past four years, Helbiz has established itself as a leader in the micro-mobility market and we recognize the important role that Helbiz plays as micro-mobility adoption accelerates around the world. Equally important, we fully support the business model and strategy of Helbiz to expand its footprint across the U.S. and Europe. Helbiz also has a talented and proven management team with a strong track record of success.

Helbiz is one of the only companies to offer e-scooters, e-bicycles and e-mopeds on one convenient user-friendly platform. Furthermore, Helbiz has a proven capital-light business model that combines hardware, software and services with extensive customer relationships, achieving compelling unit economics which is poised to lead to increased customer adoption.

These are the drivers for our decision to choose Helbiz as our merger partner after a thorough search. For public investors, we believe this is a fantastic opportunity to invest in a key sector of the massive urban mobility opportunity. This business combination with GreenVision and the substantial capital the transaction provides can firmly position Helbiz for its next phase of growth.

We have $57.5 million in our trust account and intend to raise an additional $30 million through a PIPE. Upon closing, the combined company will have approximately $80 million of net cash, assuming no redemptions by GreenVision public stockholders. Based on these assumptions, we are targeting an approximate $408 million post-merger equity value.

I will now turn the call over to Salvatore Palella, the founder and CEO of Helbiz. Salvatore will take us through the history of Helbiz, its status today and its positioning to lead the micro-mobility industry.

Salvatore Palella – Founder and CEO of Helbiz Inc.

Thank you, David. Before I begin, I want to thank everyone for joining the call today. This has been a remarkable journey and we appreciate the help and support we have received along the way. We are confident that the Nasdaq listing will provide us with greater visibility within the investment community globally.

Before I talk about the company, let me introduce myself. My career has been centered on entrepreneurial pursuits, with a focus on early markets in technology. In 2015, at the age of 28, I founded Helbiz. Since you are probably wondering, the name is a shortened version of our original mission, to “Help Business”.

For those of you who are new to the story, let me tell you a little bit more about Helbiz. Everything we do is focused on our mission to solve first- and last-mile transportation issues in cities around the world. We do this through a single platform designed to drive forward shared mobility worldwide.

Let me highlight a few defining elements of our business and market opportunity.

The total addressable market for micro-mobility is large and growing. According to a McKinsey & Company report, the market opportunity in North America and Europe combined is estimated at $300 billion to $450 billion by 2030.

With a market opportunity of that size, we believe we are in the early stage of our journey. Micro-mobility is not a fad and is not limited to any geography. Around the world, people are re-assessing how they make short journeys in congested cities, looking for options to be more convenient, environmentally friendly, and less expensive.

As we consolidate our leadership in Italy, our sights are set globally as we now offer e-scooters, e-bicycles and e-mopeds in over 20 cities around the world. For example, we entered the Washington D.C. metro area in 2020, bringing e-bikes to the District and e-scooters to Arlington and Alexandria. In addition, we recently deployed scooters in Miami and e-bikes in Atlanta and launched operations in Richmond, Virginia and other cities this year. Looking ahead, we intend to expand our presence in secondary markets with less competition, enabling us to build deep customer relationships, benefit from lower operation costs and optimize profits.

Second, we have a proven track record of success in securing operating licenses and permits. This competency is critical because micro-mobility is transforming from an unregulated market to a highly regulated industry. Many cities are capping the number of vehicles and operators within their jurisdiction. Our competency is clear. As of January 2021, we had secured a total of 29 licenses.

The licensing process has become more complex and each city has its own unique characteristics, requiring tailored solutions for each location. Our success is due to our development of local relationships and the retention of experienced regulatory professionals. Our team has done a remarkable job of navigating these complex regulatory environments by working closely with city officials to ensure that we provide safe and reliable service.

A third key driver of growth for Helbiz is our tech-driven software-focused platform that positions us to scale our operations and product solutions. Our robust and scalable platform is built on proprietary technology developed by our in-house R&D team. Our engineering team is committed to improving the platform by developing new products and expanding the functionality of the existing products. Importantly, we are focused on launching new product solutions across new verticals beyond micro-mobility, thus expanding opportunities to address customers’ needs. We look forward to leveraging our existing customer base to cross-sell higher-margin products and services. We believe this will result in deeper engagement and create a significant value proposition for our customers.

To conclude, I am excited about the transaction and the opportunity to further develop our micro-mobility platform and strengthen our market leadership. We have built a strong foundation with customers, who are increasingly adopting our fleet, and we expect to win new licenses around the world as our business continues to expand.

Let me now turn the call over to Giulio Profumo, Chief Financial Officer of Helbiz, to walk you through our growth plan.

Giulio Profumo, CFO of Helbiz

Thank you, Salvatore, and good morning, everyone.

Turning to the projections, over the next five years, we are planning to invest in both organic growth and through partnerships in selected cities across the U.S. and Europe. We will do this by leveraging our existing infrastructure, technology, and customer base. While micro-mobility accounts for most of our revenue, we expect advertising and other adjacent markets or verticals to contribute meaningfully in the next several years. By 2025, we expect to achieve approximately $450 million of total revenue and $190 million in EBITDA. Our business model is ideal to support this growth trajectory, given our compelling unit economics.

The proposed transaction values the pro-forma combined company at a $320.5 million enterprise value, which implies 1.9 times 2022 projected revenue and 7.1 times 2022 projected EBITDA.

The company expects to be profitable by the end of 2021. I encourage you to review page 43 of our presentation to gain an understanding of our unit economics.

I will now turn the call back to Salvatore for some closing thoughts.

Salvatore Palella – Founder and CEO of Helbiz

We are excited as we turn the page to the next chapter in our company’s journey by becoming the first publicly listed micro-mobility company on Nasdaq. We intend to push technological boundaries and explore services beyond micro-mobility as our ecosystem further develops.

We look forward to working with you in the near future.

Operator

If you have any questions, please contact Helbiz investor relations contact, Gary Dvorchak at gary@blueshirtgroup.com.

This concludes today’s call. Thank you for your participation, you may disconnect your lines at this time.

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